Exhibit 99.1

CORPORATE PRESENTATION J U N E 202 1 INNOVATING FOR BETTER HEALTH

DISCLAIMER This presentation (“Presentation”) is for informational purposes only and is being furnished solely for the purpose of assisting interested parties in making their own evaluation with respect to a potential transaction involving Blue Water Acquisition Corp. (“Blue Water”) and Clarus Therapeutics, Inc. (“Clarus”). This presentation shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any investment in or purchase of any securities of Blue Water is speculative and involves a high degree of risk and uncertainty. Certain statements in this Presentation may be considered “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Forward - looking statements generally relate to future events or Blue Water’s or Clarus’s future financial or operating performance. Terminology such as “may,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “projects,” “will,” or the negatives of these terms or variations of them or other similar terminology may identify such forward - looking statements. Such forward - looking statements are subject to risks, uncertainties, and other factors over which Blue Water and Clarus have no control and which could cause actual results to differ materially from those expressed or implied by such forward - looking . For example, statements concerning the following include forward - looking statements: (i) the success, cost and timing of product development and commercialization activities, including timing of completion and data readouts for clinical trials; (ii) the potential attributes and benefits of the product, including with respect to activity, tolerability profile and relevant indications; (iii) the size and growth potential of the markets for the product and ability to serve those markets; (iv) conditions to the completion of the proposed business combination and additional stakeholder investment, including shareholder approval of the business combination, may not be satisfied, or any regulatory approvals required for the proposed business combination may not be obtained on the terms expected or on the anticipated schedule: (v) the occurrence of an event, change or other circumstance that could give rise to the termination of the business combination or agreement between the parties; (vi) the effect of the announcement or pendency of the proposed business combination on Clarus’ business relationships; (vii) risks that the proposed business combination disrupts Clarus’ current plans; (viii) risks related to diverting management’s attention from Clarus’s ongoing business operations; (ix) potential litigation that may be instituted against Blue Water or Clarus or their respective directors or officers related to the proposed business combination or in relation to Clarus’s business; (x) the amount of the costs, fees, expenses and other charges related to the proposed business combination and stakeholder investment; (xi) the outcome of existing legal proceedings in which Clarus is involved with respect to its intellectual property; (xii) risks related to the satisfaction of Clarus’s business objectives and the timing of expected development and commercialization milestones; (xiii) the effects of competition on Clarus’s future business; (xiv) the amount of redemption requests made by Blue Water’s public shareholders; (xv) the impact of the global COVID - 19 pandemic on any of the foregoing risks; and (xvi) such other factors as are set forth in Blue Water’s periodic public filings with the SEC, which are available via the SEC’s website at www.sec.gov. Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Neither Blue Water nor Clarus undertakes any duty to update these forward - looking statements or the other information contained in this presentation. The information contained herein does not purport to be all - inclusive and neither Blue Water nor Clarus nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of this Presentation or any other information contained herein or any other information (whether written or oral) that has been or will be provided to you. Nothing contained herein or in any other oral or written information provided to you is, nor shall be relied upon as, a promise or representation of any kind by Blue Water or Clarus. Without limitation of the foregoing, Blue Water and Clarus expressly disclaim any representation regarding any projections concerning future operating results or any other forward - looking statement contained herein or that otherwise has been or will be provided to you. Neither Blue Water nor Clarus shall be liable to you or any prospective investor or any other person for any information contained herein or that otherwise has been or will be provided to you, or any action heretofore or hereafter take or omitted to be taken, in connection with this potential transaction. You will be entitled to rely solely on the representations and warranties made to you by Blue Water in a definitive written agreement relating to a transaction involving Clarus, when and if executed, and subject to any limitations and restrictions as may be specified in such definitive agreement. No other representations and warranties will have any legal effect. Additional Information . In connection with the proposed transaction, Blue Water has filed with the SEC a registration statement on Form S - 4 containing a preliminary proxy statement/prospectus of Blue Water, and after the registration statement is declared effective, Blue Water will mail a definitive proxy statement/prospectus relating to the proposed transaction to its shareholders. This Presentation does not contain all the information that should be considered concerning the proposed transaction and is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction. Blue Water’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed transaction, as these materials will contain important information about Clarus, Blue Water and the proposed transaction. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed transaction will be mailed to shareholders of Blue Water as of a record date to be established for voting on the proposed transaction. Participants in the Solicitation. Blue Water, Clarus and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed business combination. Investors and securityholders may obtain more detailed information regarding the names and interests in the proposed business combination of the Blue Water's directors and officers in the Company’s filings with the SEC, including the registration statement on Form S4, and such information with respect to Clarus’ directors and executive officers will also be included in such registration statement. 2

DISCLAIMER (CONT’D) This Presentation does not purport to summarize all of the conditions, risks and other attributes of an investment in Blue Water or Clarus. Information contained herein will be superseded by, and is qualified in its entirety by reference to, any other information that is made available to you in connection with your investigation of Blue Water and Clarus. Each prospective purchaser is invited to meet with a representative of Blue Water and/or Clarus and to discuss with, ask questions of, and receive answers from, such representative concerning Clarus and the terms and conditions of any potential transaction. No Offer or Solicitation . This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law. Certain information contained in this Presentation relates to or is based on studies, publications, surveys and Clarus’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while Clarus believes its internal research is reliable, such research has not been verified by any independent source. This meeting and any information communicated at this meeting are strictly confidential and should not be discussed outside your organization. Blue Water and Clarus are free to conduct the process for any transaction as they in their sole discretion determine (including, without limitation, negotiating with any prospective investors and entering into an agreement with respect to any transaction without prior notice to you or any other person), and any procedures relating to such transaction may be changed at any time without notice to you or any other person. No sales will be made, no commitments to invest in Blue Water will be accepted, and no money is being solicited or will be accepted at this time. Any indication of interest from prospective purchasers in response to this Presentation involves no obligation or commitment of any kind. This Presentation should not be distributed to any person other than the addressee to whom it was initially distributed. This Presentation contains certain information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and such information is intended to supplement and not substitute for comparable GAAP measures. This Presentation contains financial forecasts. Neither Blue Water’s nor Clarus’s independent auditors have studied, reviewed, complied or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. 3

CLARUS LEADERSHIP TEAM



ROBERT DUDLEY, PH.D
President & CEO

- Over 30 years experience in TRT field
- Clarus co-founder
- Extensive R&D experience and partnership with the FDA
- Co-inventor and developer of AndroGel 1%
- Co-inventor of JATENZO
- Track record of success with public company
- Abbott, Solvay, Unimed



FRANK JAEGER, MA, MBA
Chief Commercial Officer

- 20+ years commercial background with significant TRT experience
- Launched AndroGel 1.62% and grew to $1.3B
- Successful co-commercialization experience
- Responsible for multiple launches over career
- AbbVie, Abbott, Solvay



RIC PETERSON
Chief Financial Officer

- Over 20 years of successful global financial leadership
- Experienced in capital markets, private and public offerings (IPO), secondary financings
- Established relationships with institutional funds, financial analysts and investment bankers
- Medicis, Novan, Sienna



STEVEN BOURNE
Chief Administrative Officer

- 17 years experience in TRT market
- Clarus co-founder
- Over 30 years in start-up life sciences
- Raised over $250M in debt & equity
- Aksys, PWC, Ernst & Young



JAY NEWMARK, MD, MBA
Chief Medical Officer

- Urologist devoted to Men's Health issues
- Extensive experience with TRT
- Focus in MH diagnostics and therapeutics
- Wide network of urology thought leaders
- Launched two novel urologic diagnostics
- Abbott/ AbbVie, OPKO, Genomic Health



JAMES HOLLOWAY
VP, Manufacturing & Supply

- Tech transfer of 200+ drugs and biologics
- Directed manufacturing site & process design
- Launched multiple drugs, biologics, & vaccines
- Grew R&D engineering outsourcing
- Pharmacia, Wyeth, Cardinal Health, Catalent

CLARUS BOARD OF DIRECTORS

ROBERT DUDLEY, PH.D.
President, CEO and Chairman

BRUCE ROBERTSON, PH.D.
H.I.G. Capital

MARK PRYGOCKI
Executive Director; former President, Medicis

MENG JIANG
C-Bridge Capital

JAMES THOMAS
Thomas, McNerney & Partners

ELIZABETH CERMAK
Former EVP, Pozen; former VP, J&J

ALEX ZISSON
Thomas, McNerney & Partners / H.I.G. Capital

clarus THERAPEUTICS

4

COMMERCIAL AND MEDICAL AFFAIRS TEAM

SENIOR LEADERSHIP TEAM WITH TRACK RECORD OF SUCCESS IN THE TRT MARKET



FRANK JAEGER, MA, MBA
Chief Commercial Officer

Medical Affairs Support

- Significant Medical Affairs experience
- Multiple therapeutic area experience including TRT & Men's Health
- Medical science liaison (MSL) team management
- AbbVie, Abbott, Solvay, Searle



Woun Seo, Ph.D.
Senior Director, Medical Affairs



Rozita Passarella
VP, Marketing

- Experienced sales and marketing leader in TRT
- Multiple specialty launches
- Drove double digit growth in Immunology
- Large IDN and group practice experience
- Abbott, AbbVie



LaTonya Wright
VP, Sales

- Significant TRT commercial leadership experience
- Built & led numerous award-winning sales teams
- Extensive experience in multiple product launches
- AbbVie, Abbott, Amgen, Merck Schering-Plough



Steve Stark
VP, Commercial Analytics and Operations

- Extensive TRT and orphan disease commercial experience
- Led 70 person, $35MM AbbVie Sales Operations team
- Significant assessment, diligence, & integration experience
- Supported multiple launches over career
- Lundbeck, AbbVie, Abbott, ZS Associates

5

BLUE WATER LEADERSHIP TEAM AND BOARD



JOE HERNANDEZ, MS, MBA
Chairman and CEO

- 25+ years of experience in healthcare
- Founded or led 8 healthcare and pharmaceutical companies (i.e. Innovative Biosensors, Blue Water Vaccines, Noachis Terra)
- Previously Chairman of Microlin Bio, Ember Therapeutics, Sydys Corporation



JON GARFIELD
Chief Financial Officer

- 20+ years of financial leadership in healthcare
- Previously CFO of Pyramid Healthcare, Monte Nido, Clearant, Network IP and Simplified Development
- Served as Co-Founder and Vice President of Acquisition for Coach USA

DIRECTORS

KIMBERLY MURPHY
Former VP of the Influenza Franchise and Global Vaccine Commercialization Leader, GlaxoSmithKline

YVONNE MCBURNEY
VP of Operations, Alivia Specialty Pharmacy

JAMES SAPIRSTEIN
President and CEO, AzurRx BioPharma

MICHAEL LERNER
Chair of the Life Sciences Group, Lowenstein Sandler

STRONG INSTITUTIONAL INVESTOR SUPPORT

Weiss Asset Management

Hudson Bay Capital

Mizuho

Heights Capital Management

Lighthouse

6

clarus THERAPEUTICS

INVESTMENT THESIS

1. JATENZO is an FDA approved, first-in-class and only oral testosterone replacement therapy ("TRT") of its kind to capture market share & expand the large U.S. market
2. Significant and growing market opportunity (~8MM annual scripts in the U.S.) with each JATENZO market share point accounting for ~$33MM in annual net sales
3. Large market opportunity from life cycle management / R&D and business development efforts across androgen and metabolic therapies
4. Clarus sole owner of worldwide JATENZO rights and has robust patent estate protection until at least 2030*
5. Experienced executive team and a commercial organization with a track record of building TRT brand leadership clarus THERAPEUTICS

JATENZO® CIII
(testosterone undecanoate)
Capsules

*See Slide 28 re: patent estate and patent litigation discussion

7

clarus THERAPEUTICS

8 THE JATENZO O PP O R T U N I T Y

HYPOGONADISM OVERVIEW

TESTOSTERONE DEFICIENCY IN MEN (HYPOGONADISM) IS A LARGE AND ATTRACTIVE MARKET OPPORTUNITY



Affected Population
Male Hypogonadism Prevalence
~20MM
Diagnosed Population
Diagnosed Patients
~6MM
Treated Population
Currently Treated Patients
~2.2MM
~ 8MM TRx/year
~ $33 MM Net JATENZO Sales / Share Point
Existing Patients
~1.5MM
Naive Patients
~700K

References: U.S. Census (2019); Int J of Clin Pract (2006); J Clin Endo Metabolism (2007); Symphony Healthcare (2014); IMS Health (2015); StrataMark survey results

9

clarus THERAPEUTICS

PRE-JATENZO TREATMENT LANDSCAPE

THERE HAS BEEN A LONGSTANDING NEED FOR A SAFE AND EFFECTIVE ORAL TRT OPTION



Injectable T-esters (1950's)
Testoderm
AndroGel
STRIANT
AVEED
Axiron
Natesto
Earlier
1995
1996
1997
1998
1999
2000
2001
2002
2003
2010
2014
2015
2016
2017
2018
2019
Methyltestosterone (1950's; Liver Toxicity)
ANDRODERM
TESTOPEL
Testim
FORTESTA
VOGELXO
XYOSTED
TIMELINE OF SELECT TRT FDA APPROVALS
Injection / Pellets
Patch
Nasal Gel
Topical
Buccal
Oral

10

clarus THERAPEUTICS

IMPORTANCE OF AN ORAL T OPTION

SIGNIFICANT UNMET NEEDS WITH NON-ORAL TREATMENTS

Current Non-oral Treatments Pose Administration Challenges


Gel/Topical Solution
Patch
Injection/Implant

- Injection pain
- Procedures
- Mess, drying time
- Transference to partner/kids
- Skin irritation
- Gum irritation/disorders
- Nasal irritation

The Cycle of Discontinuation

More than 95,000 men change TRTs at least once per year*


He starts a different type of TRT
He discontinues within a few months
He restarts on a different brand
He discontinues again a few months later

* Data from Symphony PTD Rx claims from July 2019 to August 2020. Included approved claims only; rejections and reversals not included.

11

clarus THERAPEUTICS

THE JATENZO OPPORTUNITY

FIRST ORAL T OF ITS KIND APPROVED BY FDA – A LONG-AWAITED ADVANCE!

*

CONVENIENT
- Easy-to-swallow soft gel taken BID with food (twice daily)
- Dose adjustable, if necessary

EFFECTIVE
- 87% of men achieved T levels in normal range
- Restored T levels to mid-normal range

SAFE
- Safety profile consistent with TRT class
- No liver toxicity -- JATENZO bypasses first-pass hepatic metabolism



JATENZO
(testosterone undecanoate) Capsules
158 mg
JATENZO
(testosterone undecanoate) Capsules
237 mg
JATENZO
(testosterone undecanoate) Capsules
198 mg

* In JATENZO Phase III Clinical Trials

12

clarus THERAPEUTICS

JATENZO PRODUCT DIFFERENTIATORS

A SAFE ORAL WITHOUT LIVER TOXICITY ADDRESSES COMMON CONCERNS SEEN WITH INJECTIONS AND GELS

LACK OF A SAFE AND EFFECTIVE ORAL TESTOSTERONE

95% OF ALL TRT PRESCRIPTIONS WRITTEN

- **INJECTABLE T PRODUCTS CAN BE PAINFUL AND CARRY SIGNIFICANT RISKS**
- **TOPICAL T PRODUCTS ARE MESSY AND CARRY RISK OF TRANSFERENCE**

76%

Of patients believe their needs are not very well met by currently available TRTs*

* On behalf of Clarus Therapeutics, Inc., Harris Poll conducted online survey between May 6 – June 5, 2020.

13

clarus THERAPEUTICS

SYMPTOM IMPROVEMENT

JATENZO INCREASES FREE TESTOSTERONE AND IMPROVES CLASSIC SIGNS AND SYMPTOMS ASSOCIATED WITH HYPOGONADISM

Increased Free (Active) Testosterone



Free T (ng/dL)
20
15
10
5
0
Baseline
Second PK Visit
Final PK Visit
Oral TU
Topical T

Improved Psychosexual Symptoms



10
1
Positive Mood
Negative Mood
Sexual Desire
Weekly Sexual Activity
Sexual Energy With Partner
Weekly Sexual Activity Without Partner
Baseline
Final Visit

Improved Body Composition

Lean Body Mass in Patients Receiving Oral TU: Change From Baseline (kg ± SD)



Fat Mass in Patients Receiving Oral TU: Change From Baseline (kg ± SD)



Increased Bone Mineral Density

Percentage Change From Baseline in Patients Receiving Oral TU: Spine (±SD)



% Change From Baseline (SD)
6
5
4
3
2
1
0
180 Days
365 Days

Percentage Change From Baseline in Patients Receiving Oral TU: Hip (±SD)



% Change From Baseline (SD)
6
5
4
3
2
1
0
180 Days
365 Days

References: Swerdloff, RS and Dudley, RE. *Ther Adv Urol* 2020; 12: 1-16; Swerdloff, RS, et al. *J Clin Endocrinol Metab* 2020:105: 1-17

14

clarus THERAPEUTICS

JATENZO WAS SHOWN TO BE SAFE AND WELL-TOLERATED

JATENZO SAFETY PROFILE CONSISTENT WITH TRT CLASS

Adverse Reactions ≥ 2% in 4-Month Pivotal Trial of JATENZO

	OVERALL (N=166)
HEADACHE	8 (4.8%)
HEMATOCRIT INCREASED	8 (4.8%)
HYPERTENSION	6 (3.6%)
HIGH-DENSITY LIPOPROTEIN DECREASED	5 (3.0%)
NAUSEA	4 (2.4%)

In Phase 3 Trials, JATENZO was not associated with:

- Liver toxicity
- Prostate disease
- Adverse changes in CV risk biomarkers [hs-CRP, $LpPLA_2$, Lp(a)]
- Clinically significant increases in LDL ('bad') cholesterol or triglycerides

References: Swerdloff, RS and Dudley, RE. *Ther Adv Urol* 2020; 12: 1-16; Swerdloff, RS, et al. *J Clin Endocrinol Metab* 2020:105: 1-17; www.JATENZO.com

15

clarus THERAPEUTICS

HEALTH CARE PROVIDERS AND PATIENTS LIKE JATENZO

QUOTES FROM THE FIELD CONSISTENT WITH RESEARCH, INTERACTIONS AT CONFERENCES, & KOL ADVISORY SESSIONS

Providers

"All of our TRT patients ask about different options. This is amazing. Finally."	*"An oral has been the Holy Grail of Testosterone."*	*"I can't believe y'all figured out a way to avoid liver toxicity. Unbelievable."*
"This is an innovative game changer, and this product will do very well."	*"Patients are going to love this."*	*"This is going to put all the other TRTs out of business."*

Patients*

76%

believe their needs are not very well met by currently available TRTs

82%

interested in learning about ORAL TRT

* On behalf of Clarus Therapeutics, Inc., Harris Poll conducted online survey between May 6 – June 5, 2020.

16

clarus THERAPEUTICS

70 0 , 0 00 60 0 , 0 00 50 0 , 0 00 40 0 , 0 00 30 0 , 0 00 20 0 , 0 00 80 0 , 0 00 Jan - 19 Fe b - 1 9 Mar - 19 Apr - 19 May - 19 Jun - 19 Jul - 19 Aug - 19 Sep - 19 Oct - 19 Nov - 19 Dec - 19 Jan - 20 Feb - 20 Mar - 20 Apr - 20 May - 20 Jun - 20 Jul - 20 Aug - 20 Sep - 20 Oct - 20 Nov - 20 Dec - 20 Market TRxs TRT Total Market TRx and NRx Volume (Jan’19 - Dec’20) T R x N Rx TRT MA R KET P ERF ORMANCE I N 2 0 2 0 T H E O V E R A L L T R T M A R K E T G R E W @ 7 % O V E R 2 0 1 9 D E SPI T E C O V I D - 1 9 PA N D E M I C Data Sources: Symphony Payer/Plan TRx count: TRT Total Market TRx and NRx Volume (Jan’19 - Dec’20) AT NEARLY 8 MILLION PRESCRIPTIONS ANNUALLY WITH ALMOST A 5% CAGR, JATENZO WILL REALIZE ~$75 MM IN GROSS SALES PER SHARE POINT BASED ON A 2021 WAC PRICE OF $918 CO V I D T R T MARKE T PE R FORM A N C E • The TRT Market is large at over 7 . 7 M M A n nu a l TR x • G r o w in g a t 4 . 5 % C A G R a n d o v e r 7 % i n 20 2 0 f r o m 20 1 9 d e s pi t e C O V ID • P a y e r s r e i m b ur s e b r a nd e d p r o d u c t s despite generic injections and gels • E ac h sh a r e p o i n t i s e q u i v a l e n t to $3 3 M M d o ll a r s i n n e t s a l e s t o C l a ru s Ma r k e t TRx NRx Year Over Year 6.8% 6.9% 17

FOCUSED TARGETING

CLARUS IS ENGAGING THE KEY TRT HCP'S AND THE PATIENTS THEY TREAT


1%
11%
12%
15%
61%
PCP/ INTERNAL MED
UROLOGY
ENDOCRINOLOGY
NURSE PRACT/ PHY ASSISTANT
OTHER



Endocrinologists, Urologists, Primary Care Physicians

Targeting Deciles 8-10 Healthcare Providers

55 Territories = 62% TRT Market Coverage

100 Territories = 85% TRT Market Coverage

Hypogonadal Patients

Digital Advertising / Paid Search

Social Media / Programmatic Advertising

Data Source: Symphony Health PrescriberSource data February 2021

18

clarus THERAPEUTICS

PATIENT SUPPORT AND SAVINGS

MOST COMMERCIAL COVERED PATIENTS WILL PAY $0 FOR THEIR PRESCRIPTION

TRT Market (Dec. 2020)



Managed Medicaid 5%
Cash 4%
Medicaid 1%
Assistance Program 12%
Medicare 14%
Commercial 64%

Data Source: Symphony Health PrescriberSource data, December 2020



JATENZO GO
PAY AS LITTLE AS
$0
FOR YOUR MONTHLY PRESCRIPTION*
JATENZO
covermymeds
$0
PER MONTHLY PRESCRIPTION*

clarus THERAPEUTICS

19

COMMERCIAL ACCESS – MARKET COMPARISON JA T E N Z O H A S C O M PE T I T I V E C O V E R A G E T H R O U G H O U T 2 0 2 1 0 . 00% 10 . 00% 90.00% 80.00% 70.00% 60 . 00% 50.00% 40.00% 30.00% 20.00% 100.00% And r oderm And r oGel X y osted JATE N ZO Current JATENZO 2021 Target Co m mercia l Li v es Covered For t esta Na t esto Lives without a Step Testim Lives with a Step 91% 82% 62% 64% 55% 75% 61% 70% 72% 46% 43% 34% 58% 65% Data Sources: Competitive data using MMIT, Q3 2020, Commercial lives at plan - level excluding IHS, DoD, and VA. 77% 74% 20

2020 DEMAND SALES

JATENZO HAS CONSISTENTLY GROWN SINCE LAUNCH DESPITE THE PANDEMIC AND COMMERCIAL PAYOR COVERAGE



1,600
1,400
1,200
1,000
800
600
400
200
0
TRx Volume
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
RESTRICTED REP ACCESS TO HCPS AND LIMITED PATIENT VISITS SLOWED UPTAKE IN EARLY 2020
GROWTH ACCELERATED AS HCP AND PATIENT RESTRICTIONS EASED
RESTRICTIONS RETURNED IN MANY AREAS AS COVID CASES SPIKE
LIVES COVERED INCREASES TO OVER 60% WITH ESI IN DECEMBER FUELING STRONG GROWTH

JATENZO TRxs	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Actuals	1	46	165	218	279	432	677	837	951	1,065	1,127	1,373	7,171

21

clarus THERAPEUTICS

EMPOWER THE PATIENT: DTC AND SPOKESPERSON

ACCELERATE JATENZO PATIENT AWARENESS TO DRIVE SWITCH RATE

DTC

- Launch Date: Q4/2021


The first and only FDA-approved
oral testosterone undecanoate (TU)
is here for men with hypogonadism
WARNING: INCREASES IN BLOOD PRESSURE
JATENZO

Spokesperson

- Launch Date: Q4/2021
- In Active Negotiations



22

clarus
THERAPEUTICS

EXPANDING THE SALES FORCE

CREATES THE NATIONAL FOOTPRINT TO DELIVER ON BRAND STRATEGIES – MAXIMIZING SALES IMPACT

- Sales Force Expansion Objective
  - Expand national footprint from 55 to 101 territories
  - 85% TRT market coverage
- Move sales force in-house
- Q4 – Targeted launch


UNITED
STATES OF
AMERICA

clarus THERAPEUTICS

23

POTENTIAL GROWTH AREAS

AREAS FOR SIGNIFICANT CLARUS UPSIDE

Large Target Markets for JATENZO


TAKEN
ONCE
DAILY

Hypogonadism
~8 MM Prescriptions



Transgender
700K Male Patients



Kidney Disease (ESRD / CKD)
>2 million Hypogonadal Men

- JATENZO out-licensing opportunities to recognize incremental and ongoing revenue with:
  - Europe
  - Asia
  - Middle East
- Actively pursuing complimentary products for in-licensing / acquisition
  - HAVAH T+Ai™ (CLAR-121)
    - Worldwide (excluding Australia) development and commercialization rights for product to treat androgen-dependent inflammatory breast disease and certain forms of breast cancer.

clarus THERAPEUTICS

24

• Initial clinical target : Inflammatory periductal mastitis - Painful, debilitating inflammation of breast tissue – predominantly in women - No effective pharmaceutical intervention - Early clinical data suggests that CLAR - 121 activates androgen - dependent anti - inflammatory mechanism in breast tissue - Estimated cases in US of ~150,000 women thus potential Orphan disease - Estimated peak sales potential: >$400MM/yr HAVA H T+ A i (CLA R - 121) I N F L A M M A T O R Y PE R I D U C T A L M A ST I T I S – A R A R E ( PO T E N T I A L O R PH A N I N D I C A T I O N ) A N D E X T R E M E L Y PA I N F U L C O N D I T I O N W I T H N O E F F E C T I V E D R U G T H E R A PY • CLAR - 121 implant has been shown to induce CD36 and T - reg cells in breast tissue - T - reg cells inhibit proliferation and cytokine production and play a major role in reducing immunoreactivity in tissue A p r oprietar y Testosterone + Anastrozole subcutaneous implant for androgen dependent inflammatory breast disease and ER+ breast canc e r 21 25 Figure adapted from: Hickey, TE, Selth, LA, Chia, KM, et al. The androgen receptor is a tumor suppressor in estrogen receptor – positive breast cancer. Nat. Med. 2021; 27: 310 - 320; and DeFilippis RA, Fordyce C, Patten K, et al. Stress signaling from human mammary epithelial cells contributes to phenotypes of mammographic density. Cancer Res 2014;74(18):5032 - 44. High estradiol binding to the estrogen receptor (ER) – high DNA damage and immune response

HAVAH T+A$_i$ (CLAR-121)

ADDITIONAL OPPORTUNITY FOR ADJUNCTIVE THERAPY FOR ER+ BREAST CANCER PATIENTS

- **Additional clinical target: Adjunctive therapy in ER+ breast cancer**
  - Androgen receptor (AR) has an important tumor suppressor role in ER+ breast cancer (~80% of all breast cancers)
  - CLAR-121 activation of AR ('AR agonist' below) and simultaneous suppression of estradiol binding to estrogen receptor (ER) should suppress tumor growth

*



AR agonist absent
p300/SRC-3
ER
ERE
Poor outcome genes e.g. MYB, MYC, CCND1
E2-stimulated breast cancer growth
AR agonist
AR
Agonist-activated AR
p300/SRC-3
ER
ERE
ER
p300/SRC-3
AR
ARE
p300/SRC-3
AR
ARE
Good outcome genes e.g. SEC14L2, ZBTB16
Suppression of ER-driven breast cancer growth

* Hickey, TE, Selth, LA, Chia, KM, et al. The androgen receptor is a tumor suppressor in estrogen receptor – positive breast cancer. Nat. Med. 2021; 27: 310-320.

Androgen counterbalances estrogen-driven breast cancer †



ESTROGEN
ANDROGEN

Estrogen dominant = breast cancer growth



ESTROGEN
ANDROGEN

Androgen dominant = cancer growth stopped

† https://www.eurekalert.org/pub_releases/2021-01/uoa-ndi011421.php

26

clarus THERAPEUTICS

EXPANSION OPPORTUNITIES FOR JATENZO

R&D PIPELINE TRANSFORMS CLARUS INTO A BIOPHARMACEUTICAL COMPANY

	Product	Company	Indication	2021–2022 (Q1'21 – Q4'22)
JATENZO® Lifecycle	JATENZO	clarus	Treatment for Hypogonadism	Marketed
	JATENZO 1x Daily	clarus	Treatment for Hypogonadism	Phase 1 / 2
	JATENZO	clarus	Treatment for Hypogonadism in Kidney Disease (ESRD/CKD)	Phase 2
	JATENZO	clarus	Treatment for Transgender Men (Female-to-Male)	Phase 2

Additional licensing opportunities to expand development pipeline

27

clarus THERAPEUTICS

INTELLECTUAL PROPERTY OVERVIEW

ROBUST IP AND REGULATORY EXCLUSIVITY IS A SIGNIFICANT ADVANTAGE FOR JATENZO®

CLARUS PREVAILED IN PATENT INFRINGEMENT LAWSUIT BROUGHT BY LIPOCINE, INC.

- **Robust IP Estate**
  - Clarus owns rights to patents and applications for JATENZO in the U.S. and many countries worldwide
    - Five Orange Book-listed patents with expiry in 2029 (1) and 2030 (4) - requires Paragraph IV filing for generics
    - Additional patent applications pending
  - Upon completion and FDA acceptance of an approved pediatric study, a 6-month period of exclusivity will be added to all existing patents and any unexpired non-patent exclusivity

- **Clarus Clears Patent Infringement Allegations**
  - A patent infringement lawsuit filed by Lipocine against Clarus alleged that JATENZO infringed certain Lipocine U.S. patents.
  - All asserted patent claims were found invalid, by Summary Judgment, on May 25, 2021, by the U.S. District Court for the District of Delaware [C.A. No. 19-622 (WCB)]

28

clarus THERAPEUTICS

29 Transaction Summary

1. Exact amount dependent on final Investment amounts and redemptions at de - SPAC. • Business Combination and investment by Clarus stakeholders announced in Q2 2021 • Transaction closing expected in Q3 2021 Transaction Structure • $70 - 80MM pro forma cash (1) • $25MM H.I.G. Capital and insiders prior to close of the SPAC • $43MM roll - over existing net debt • $155.1MM seller rollover equity • $57.5M BWAC cash in trust Valuation • Pre - money equity value of $155.1MM Capital Structure Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Proposals Subject to Internal Review and Change 30 30 TRANSACTION SU M MARY C L A R U S + B L U E W A T E R

$ 6 5.0 $22 .0 $7 .0 $ 2 .0 $ 2 ,5 5 4 $2 , 08 5 $ 1 ,3 1 8 $670 $481 $2 , 34 9 $1 , 65 2 $1 , 26 6 $657 $506 COMAPARABL E CO M PANY ANALYSIS Source: Company filings, Capital IQ and Wall Street research as of 04/30/2021. (1) Total addressable market and patient population figures for lead product candidates come from the most recent corporate presentations and Wall Street research. Select Public Comparables: FD Enterprise Value ($mm) Select Public Comparables: Total Addressable Market (1) ($bn) Select Public Comparables: FD Equity Value ($mm) Select Public Comparables: Patient Population (1) (mm) Peer Median: $1,266 Peer Median: $1,318 NA 18 .0 7 .0 3.0 NA 330 .0 Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Proposals Subject to Internal Review and Change 30 31

COMPARABL E CO M PANY ANALYSIS ( Cont . ) Price (4/30/2021) F D M a r k e t Cap F D E n t e r p r i se Value Sales (1) ($mm) Sales Growth (%) E V / R e v e nu e (x) Company ($) ($mm) ($mm) 2021E 2022E 2023E 2021E 2022E 2023E CAGR (2) 2021E 2022E 2023E Hims & Hers $12.38 $2,554 $2,349 202 240 287 40% 19% 19% 19% 11.6x 9.8x 8.2x Myovant 20.90 2,085 1,652 193 493 980 444% 156% 99% 125% 8.6x 3.3x 1.7x Mithra 28.69 1,318 1,266 96 280 352 164% 193% 26% 92% 13.3x 4.5x 3.6x Antares 3.79 670 657 188 225 255 28% 20% 13% 16% 3.5x 2.9x 2.6x TherapeuticsMD 1.21 481 506 105 222 340 66% 111% 53% 80% 4.8x 2.3x 1.5x P e e r M e a n : $1,421 $1,286 $157 $292 $443 148% 100% 42% 67% 8.3x 4.6x 3.5x P e e r M e d i a n : 1,318 1,266 188 240 340 66% 111% 26% 80% 8.6x 3.3x 2.6x Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Proposals Subject to Internal Review and Change 32 32 Source: Company filings, Capital IQ and Wall Street research as of 04/30/2021. (1) Sales projections are calendarized and consensus estimates. (2) Represents 2021E - 2023E revenue CAGR.

Source: Company internal data 1. The amounts from the various sources of cash may change based on (i) the amount of Public Stockholder redemptions prior to Closing, (ii) investor interest in the Acquisition and (iii) the then current markets for equity and debt financing. 2. Includes the Interim Funding amount of $7.2 million. 3. Includes deferred IPO fees and additional stakeholder Investment fees. 4. Assumes that there are no new awards under any new Surviving Company equity incentive plan. Assumes that there are no adjustments to the Transaction Consideration. Excludes public warrants, private warrants, and EIP. 5. Assuming that Additional Stakeholder Investment shares are sold at $10.00 per share . Illustrative Pro Forma Ownership at Close (4) PRO FORMA EQUITY OWNERSHIP ( $ M M , E X C E P T S H A R E A N D P E R S H A R E D A T A ) (1) (2) (3) (5) Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Proposals Subject to Internal Review and Change 32 33

RIGH T TEAM Highly relevant TRT experience with a track record of success NOVE L TECH N OLOGY JATE N ZO – First an d o n ly FD A - app r ove d ora l T product o f its ki n d in a l arge an d g row i ng TRT marke t * AT T RACT I V E OPPORT U NI T Y A high - growth category with attractive net revenue potential KEY TAKEAWAYS *Lipocine’s TLANDO® has received tentative FDA approval pending expiration of JATENZO’s Hatch - Waxman exclusivity on 3/27/22 34